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Exhibit 10.12.3

FOURTH AMENDMENT TO THE JANUS 401(K), PROFIT SHARING
AND EMPLOYEE STOCK OWNERSHIP PLAN

        The Janus 401(k), Profit Sharing and Employee Stock Ownership Plan, as amended and restated effective January 1, 2009 (the "Plan"), is hereby amended as follows:

1.
Effective as of July 1, 2011, Section 4.2(a) of the Plan is hereby amended in its entirety to read as follows:

          (a)   Each Participant may elect to defer from 1% to 75% of Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined on a payroll period basis prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 414(v) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

          Each Participant may elect to have two Payroll Withholding Agreements: (i) the regular Payroll Withholding Agreement, which will apply to base compensation and overtime compensation; and (ii) the bonus Payroll Withholding Agreement, which will apply to all compensation other than base compensation and overtime compensation (by way of illustration and not as a limitation, bonus compensation, incentive compensation and performance compensation). Such contributions will be designated as a whole percentage of Compensation.

          A Participant must irrevocably designate an Employee Elective Deferral Contribution (which includes any Catch-up contributions) as either a Pre-tax Elective Deferral or a Roth Elective Deferral at the time of the payroll withholding election. In the event a Participant fails to designate an Employee Elective Deferral Contribution as either a Pre-tax Elective Deferral or a Roth Elective Deferral, the Elective Deferral Contribution will be deemed to be a Pre-tax Elective Deferral.

          For purposes of this Section, the annual dollar limitation of Code Section 401(a)(17) ($200,000 as adjusted) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures.

          Roth Elective Deferrals. Effective January 1, 2007, a Participant may elect to have all or a portion of the Participant's Elective Deferrals to be considered Roth Elective Deferrals when contributed to the Plan. These Roth Elective Deferrals are includible in the Participant's gross income at the time deferred and must be irrevocably designated as Roth Elective Deferrals by the Participant in the Deferral Election Agreement.

          Notwithstanding the above, effective January 1, 2002, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions from his or her Compensation during the Plan Year in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415(c). Catch-Up Contributions may be a percentage of base and overtime compensation for each payroll period not to exceed the applicable dollar limit under Code Section 414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 416 or 410(b), as applicable, by reason of the making of such Catch-Up Contributions.

          The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

2.
Effective as of the date hereof, Section 4.12(c) hereby is clarified to replace the reference therein to $5,000 with a reference instead to $1,000.

3.
Effective as of the date hereof, Section 7.11 hereby is clarified by adding to the end thereof a new Section 7.11(e) to read as follows:

          (e)   Upon making a hardship withdrawal, a Participant shall be suspended from making any Deferred Compensation contributions to the Plan (or any contribution to any other qualified or nonqualified deferred compensation or stock option or stock purchase plan maintained by the Employer or an Affiliated Employer) for a period of six months from the date the hardship withdrawal payment is made.

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        IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 21st day of June, 2011.

Janus Capital Group Inc.
/s/ Gregory A. Frost Gregory A. Frost Executive Vice President Chief Financial Officer and Treasurer
ATTEST:
/s/ Sue J. Armstrong

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  Exhibit 10.12.3
FOURTH AMENDMENT TO THE JANUS 401(K), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN